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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of PacifiCare Health Systems, Inc. for the registration of $500,000,000 of senior notes and to the incorporation by reference therein of our report dated January 31, 2002, with respect to the consolidated financials statements and schedule of PacifiCare Health Systems, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                    /s/ERNST & YOUNG LLP

Irvine, California
June 27, 2002